For Immediate Release
August 9, 2023

Southwest Gas Holdings, Inc. Reports Second Quarter 2023 Financial Results
Delivering Strong Second Quarter for Utility Net Income and Centuri Revenue
Reaffirming 2023 Utility Earnings Guidance and 2023 Centuri Revenue and EBITDA Margin Guidance
LAS VEGAS – August 9, 2023 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or “Company”) today reported second quarter 2023 financial results.
“I am pleased with our strong financial results across the utility and Centuri, and the progress we made on our strategic priorities,” said Karen S. Haller, President and Chief Executive Officer of Southwest Gas. “During the quarter, we executed on our business plan and made progress on our transformational strategy towards becoming a pure-play natural gas leader. We also achieved significant regulatory milestones, including receiving Arizona Corporation Commission approval for the Centuri separation and implementing an increase in the Gas Cost Balancing Account rate to facilitate timely recovery of purchased gas costs. At the federal level, we confidentially submitted a draft Registration Statement on Form 10 with the U.S. Securities and Exchange Commission and we anticipate a decision from the Internal Revenue Service on the tax-free nature of the separation in the fourth quarter. We’re proud of these advancements, as well as delivering the highest second quarter utility net income and Centuri revenue on record.”
Ms. Haller continued, “Our commitment to executing our strategic plan is as strong as ever. We continue to be there for our customers, delivering safe, reliable, and affordable energy, and investing in our communities and employees. As always, we are focused on maximizing value for our stockholders, which is reflected by our year to date performance.”
Southwest Gas Holdings Financial Highlights
•Southwest Gas Corporation (“Utility”) earnings up $21 million in the second quarter of 2023 over the second quarter of 2022 and Centuri Group, Inc. (“Centuri”) results up approximately $14 million over the same period.
•Consolidated net earnings of $0.40 per diluted share (and adjusted consolidated net earnings of $0.47 per diluted share) for the second quarter of 2023, compared to consolidated net earnings of $(0.10) per diluted share (and adjusted consolidated earnings of $0.23 per diluted share) for the second quarter of 2022.
•Adjustments to second quarter 2023 earnings included ~$5 million of collective after-tax items, largely driven by costs incurred to facilitate the spin-off of Centuri as well as consulting fees related to Utility optimization.

•Advanced Centuri spin by confidentially submitting a draft Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (“SEC”) and receiving Arizona Corporation Commission (“ACC”) approval of the Centuri separation.

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share items)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022	2023	2022
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$19,120	$(2,266)	$153,816	$109,529	$198,667	$166,536
Contribution to net income (loss)- utility infrastructure services	18,818	4,741	6,946	(18,745)	27,756	7,418
Contribution to net income (loss) - pipeline and storage	—	15,076	(16,288)	32,006	(332,027)	32,006
Contribution to net income (loss) - corporate and administrative	(9,060)	(24,126)	(69,685)	(33,187)	(112,500)	(57,990)
Net income (loss)	$28,878	$(6,575)	$74,789	$89,603	$(218,104)	$147,970
Non-GAAP adjustments - consolidated	4,899	22,308	74,911	32,303	442,498	67,766
Adjusted net income	$33,777	$15,733	$149,700	$121,906	$224,394	$215,736
Diluted earnings (loss) per share*	$0.40	$(0.10)	$1.07	$1.40	$(3.18)	$2.38
Diluted adjusted earnings per share	$0.47	$0.23	$2.14	$1.90	$3.27	$3.47
Weighted average diluted shares	71,722	67,045	70,072	64,041	68,542	62,157
*In periods in which losses occur, diluted and basic loss per share are the same, and the same shares are used for Adjusted results.
Business Segment Highlights
Natural Gas Distribution
The natural gas distribution segment recorded net income of $19.1 million in the second quarter of 2023, compared to a net loss of $2.3 million in the second quarter of 2022.
Key operational highlights include:
•Record twelve-month operating margin of $1.2 billion;
•Approximately 42,000 new meter sets added during the last 12 months;
•Received ACC approval to implement an increase in the Gas Cost Balancing Account rate to facilitate timely recovery of ~$358 million in purchased gas costs effective August 1, 2023;
•Rate case filings on-track – expecting 3Q 2023 Nevada filing and 1Q 2024 Arizona filing; and
•The Company retired $450 million term loan associated with purchased gas cost from the first quarter of 2023.

Key drivers of the second quarter performance in 2023 as compared to second quarter performance in 2022 include:
•Increased operating margin of $26 million compared to the second quarter of 2022, including an increase in recoveries/return associated with regulatory account balances, system investments, and customer growth;
◦Decoupling mechanisms in our high-growth territories are designed based on per-customer margin benchmarks, and provide incremental margin in support of net customer additions;
◦Recovery of increased investments to provide safe and reliable service to our customers, including additions included as part of Arizona rate base approved in our most recently concluded rate case (effective February 2023);
•Operations and maintenance expense decreased $3.1 million between quarters, including an $8 million decrease in legal claim-related costs, partially offset by an increase in external services/contractor costs (including a consulting arrangement for business optimization efforts), leak survey and line locating costs, and bad debt expense;
•Other income increased $22.2 million reflecting higher interest income related primarily to an increase in deferred purchased gas cost balances, and lower non-service components of pension costs; and
•Company-owned Life Insurance (“COLI”) policy cash surrender value results (included in other income) increased $9.1 million (includes death benefits of $1.6 million) compared to the second quarter of 2022.
Natural Gas Distribution Segment Guidance and Outlook:
•2023 net income guidance of $205 - $215 million (assumes $3 - $5 million of COLI earnings);
•Increasing 2023 capital expenditures guidance to $700 - $720 million in support of customer growth, system improvements, and pipe replacement programs;
•3 - Year capital expenditures of approximately $2.0 billion; and
•3 - Year utility rate base compound annual growth rate of 5% - 7%.
Centuri / Utility Infrastructure Services
The utility infrastructure services segment had net income of $18.8 million in the second quarter of 2023, compared to net income of $4.7 million in the second quarter of 2022. The increase in net income over the second quarter of 2022 was driven by higher revenues, lower fuel prices, increased operating efficiencies caused by storm restoration services, and favorable weather in several operating locations.
Key operational highlights include:
•Record second quarter revenues of $806 million, an increase of 14% compared to the second quarter of 2022;
•$14 million year over year increase in second quarter net income;

•$65 million storm restoration services revenue earned in the first half of 2023, an increase of $46 million over the first half of 2022;
•~$100 million sustainable wind energy project revenues during the first half of 2023, with a projected $250 million for the full year, which is a realization of the significant offshore wind growth opportunity sought after in the acquisition of Riggs Distler in 2021;
•Record twelve-month adjusted EBITDA of $285 million, an increase of approximately 30% compared to the second quarter of 2022; and
•Completed contracted work with customer acceptance of advanced foundation components for first offshore wind project (Southfork in Rhode Island).
Key drivers of Centuri’s second quarter performance in 2023 as compared to second quarter performance in 2022 include:
•$54.7 million increase in electric revenues and $26 million increase in offshore wind revenues;
•$29.0 million revenue increase in higher-profit storm restoration services;
•Improved mix of work, increased operating efficiencies, lower fuel prices, and weather; and
•Increased interest expense ($11.9 million) due to higher interest rates on variable-rate borrowings.
Centuri / Utility Infrastructure Services Segment Guidance and Outlook:
•2023 revenues of $2.8 billion to $3.0 billion;
•2023 adjusted EBITDA margin of 9.5% - 11.0%; and
•2023 - 2026 adjusted EBITDA CAGR 9% - 11% (adjusted EBITDA excludes noncontrolling interest, costs of strategic review, one-time acquisition costs and non-cash stock-based compensation expense).
Centuri Separation Update
In the second quarter, Southwest Gas continued to pursue its previously announced plan to simplify the Company’s business portfolio and position Southwest Gas as a pure-play utility.
On June 21, 2023, the Company announced that it had received approval from the ACC to divest its financial interest in and separate from Centuri. Additionally, the Company confidentially submitted a draft Registration Statement on Form 10 with the SEC.
The Company anticipates completion of the spin-off of Centuri towards the end of the first quarter of 2024, subject to, among other things, the receipt of a favorable Internal Revenue Service private letter ruling relating to the tax-free nature of the transaction, SEC review and Form 10 effectiveness, and final approval by the Southwest Gas Board of Directors. Further details related to capital structure, board composition and other elements of the transaction will be announced at a later date.

Conference Call and Webcast
Southwest Gas will host a conference call on Wednesday, August 9, 2023 at 11:00 a.m. ET to discuss its second quarter 2023 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com.
The call will be webcast live on the Company's website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (844) 481-2868 or international (412) 317-1860. The webcast will be archived on the Southwest Gas website.
Southwest Gas Holdings currently has two business segments:
Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada, and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities.
Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”), Southwest Gas Corporation (the “Utility” or “Southwest”), and Centuri Group, Inc. (“Centuri”) and their expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2023. In addition, the statements under headings pertaining to “Guidance and Outlook” that are not historic, constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and impact of executing (or not executing) on various strategic alternatives, including whether we will spin or separate Centuri, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and similar changes and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, the costs to integrate new businesses, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance regarding segment revenues, EBITDA, EBITDA margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected, that increases in costs will be timely incorporated in contracts and revenues, that customer materials will be available timely to efficiently complete projects, or that inefficiencies in the mix of work will not result, nor can it provide assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This earnings release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings per diluted share, (ii) adjusted consolidated net income, (iii) natural gas distribution segment adjusted net income, (iv) pipeline and storage segment adjusted net income, (v) utility infrastructure services segment adjusted net income (loss), and (vi) adjusted corporate and administrative net loss. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income (loss) for the three-, six- and twelve- months ended June 30, 2023 and 2022 includes adjustments to add back expenses related to the MountainWest acquisition and integration expenses, stockholder activism and litigation, proxy contest and settlement, legal reserves, consulting fees related to optimization opportunity identification, benchmarking, and assessment, and the strategic review, along with losses on disposal groups held for sale, including goodwill impairment impacts and estimated selling costs, other costs associated with the sale, and costs incurred to facilitate a spin-off of Centuri. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition and integration, for losses on held for sale businesses and for related costs, along with costs to facilitate a spin-off of Centuri, because they are expenses and charges that will not recur following these events. Management also believes it is appropriate to adjust for expenses related to stockholder activism, proxy contest settlement, and stockholder litigation, as well as the consulting fees related to optimization and strategic review, because these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure services adjusted net income, adjusted loss for corporate and administrative, and adjusted consolidated net income include adjustments associated with acquisition-related costs related to the Riggs Distler acquisition.
Management also uses the non-GAAP measure operating margin related to its natural gas distribution operations. Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. (The Southwest Gas Holdings, Inc. Consolidated Earnings Digest included herein provides reconciliations for these non-GAAP measures.)

Management also uses the non-GAAP measure EBITDA and Adjusted EBITDA related to its utility infrastructure services operations. EBITDA and Adjusted EBITDA, when used in connection with net income attributable to utility infrastructure services, is intended to provide useful information to investors and analysts as they evaluate Centuri’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to Centuri provides an effective evaluation of Centuri’s operations period over period and identifies operating trends that might not be apparent when including the excluded items. As to certain of the items in the EBITDA and Adjusted EBITDA reconciliation table below, (i) the nonrecurring write-off of deferred financing fees relates to Centuri’s amended and restated credit facility, (ii) acquisition costs vary from period to period depending on the level of Centuri’s acquisition activity, (iii) non-recurring strategic review costs relate to a potential sale or spin-off of Centuri, and (iv) non-cash share-based compensation varies from period to period due to amounts granted in a given year. Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to Centuri, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to Centuri, and information reconciling the GAAP and non-GAAP financial measures, are included in the utility infrastructure services EBITDA and Adjusted EBITDA reconciliation chart below.
We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.
Contacts
For investor information, contact: Robert Pritchard, (702) 876-7237, SWGInvestorsRequest@swgas.com
For media information, contact: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com

SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED JUNE 30,	2023	2022
Consolidated Operating Revenues	$1,293,645	$1,146,120

Net income (Loss) applicable to Southwest Gas Holdings	$28,878	$(6,575)

Weighted Average Common Shares	71,536	67,045

Basic Earnings (Loss) Per Share	$0.40	$(0.10)

Diluted Earnings (Loss) Per Share	$0.40	$(0.10)

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$102,789	$99,637
Plus:
Operations and maintenance (excluding Admin & General) expense	79,179	75,721
Depreciation and amortization expense	74,845	55,930
Operating Margin	$256,813	$231,288

SIX MONTHS ENDED JUNE 30,	2023	2022
Consolidated Operating Revenues	$2,896,949	$2,413,529

Net income applicable to Southwest Gas Holdings	$74,789	$89,603

Weighted Average Common Shares	69,901	63,909

Basic Earnings Per Share	$1.07	$1.40

Diluted Earnings Per Share	$1.07	$1.40

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$362,153	$333,519
Plus:
Operations and maintenance (excluding Admin & General) expense	158,875	149,143
Depreciation and amortization expense	149,495	128,044
Operating Margin	$670,523	$610,706

TWELVE MONTHS ENDED JUNE 30,	2023	2022
Consolidated Operating Revenues	$5,443,429	$4,386,652

Net Income (Loss) applicable to Southwest Gas Holdings	$(218,104)	$147,970

Weighted Average Common Shares	68,542	62,022

Basic Earnings (Loss) Per Share	$(3.18)	$2.39

Diluted Earnings (Loss) Per Share	$(3.18)	$2.38

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$603,168	$574,335
Plus:
Operations and maintenance (excluding Admin & General) expense	318,008	289,930
Depreciation and amortization expense	284,494	255,113
Operating Margin	$1,205,670	$1,119,378

Reconciliation of non-GAAP financial measures of Adjusted net income (loss) and Adjusted diluted earnings per share and their comparable GAAP measures of Net income (loss) and Diluted earnings (loss) per share. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s June 30, 2023 Form 10-Q.
Amounts in thousands, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022	2023	2022
Reconciliation of Net income (loss) to non-GAAP measure of Adjusted net income (loss)
Net income (loss) applicable to Natural Gas Distribution (GAAP)	$19,120	$(2,266)	$153,816	$109,529	$198,667	$166,536
Plus:
Legal reserve	—	—	—	—	—	5,000
Income tax effect of adjustment above (1)	—	—	—	—	—	(1,200)
Consulting fees related to optimization opportunity identification, benchmarking, and assessment	2,036	—	2,036	—	2,036	—
Income tax effect of adjustment above (1)	(489)	—	(489)	—	(489)	—
Adjusted net income (loss) applicable to Natural Gas Distribution	$20,667	$(2,266)	$155,363	$109,529	$200,214	$170,336

Net income (loss) applicable to Utility Infrastructure Services (GAAP)	$18,818	$4,741	$6,946	$(18,745)	$27,756	$7,418
Plus:
Riggs Distler transaction costs	—	—	—	—	—	13,000
Income tax effect of adjustment above (1)	—	—	—	—	—	(2,087)
Strategic review, including Centuri spin	1,137	2,248	1,228	2,248	833	2,248
Income tax effect of adjustment above (1)	(284)	(562)	(307)	(562)	(199)	(562)
Adjusted net income (loss) applicable to Utility Infrastructure Services	$19,671	$6,427	$7,867	$(17,059)	$28,390	$20,017

Net income (loss) applicable to Pipeline and Storage (GAAP) (2)	$—	$15,076	$(16,288)	$32,006	$(332,027)	$32,006
Plus:
Goodwill impairment and loss on sale	—	—	21,215	—	470,821	—
Income tax effect of adjustment above (1)	—	—	6,196	—	(99,311)	—
Nonrecurring stand-up costs associated with integrating MountainWest	—	4,573	2,565	13,231	15,530	13,231
Income tax effect of adjustment above (1)	—	(1,098)	(616)	(3,176)	(3,728)	(3,176)
Adjusted net income applicable to Pipeline and Storage	$—	$18,551	$13,072	$42,061	$51,285	$42,061

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022	2023	2022
Net loss - Corporate and administrative (GAAP)	$(9,060)	$(24,126)	$(69,685)	$(33,187)	$(112,500)	$(57,990)
Plus:
Goodwill impairment and loss on sale and sale-related expenses (3)	397	—	51,870	—	57,689	—
Income tax effect of adjustment above (1)	(95)	—	(12,449)	—	(13,846)	—
MountainWest stand-up, integration, and transaction-related costs	—	—	291	700	291	23,501
Income tax effect of adjustment above (1)	—	—	(70)	(168)	(70)	(5,640)
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review	—	22,063	—	25,857	12,500	30,358
Consulting fees related to optimization opportunity identification, benchmarking, and assessment	359	—	359	—	359	—
Income tax effect of adjustment above (1)	(86)	—	(86)	—	(86)	—
Centuri spin cost	2,532	—	4,169	—	4,169	—
Income tax effect of adjustment above (1)	(608)	(4,916)	(1,001)	(5,827)	(4,001)	(6,907)
Adjusted net loss applicable to Corporate and administrative	$(6,561)	$(6,979)	$(26,602)	$(12,625)	$(55,495)	$(16,678)

Net income (loss) applicable to Southwest Gas Holdings (GAAP)	$28,878	$(6,575)	$74,789	$89,603	$(218,104)	$147,970
Plus:
Legal reserve	—	—	—	—	—	5,000
Riggs Distler transaction costs	—	—	—	—	—	13,000
Goodwill impairment and loss on sale and sale-related expenses (3)	397	—	73,085	—	528,510	—
Nonrecurring stand-up cost associated with integrating MountainWest	—	4,573	2,856	13,931	15,821	36,732
Consulting fees related to optimization opportunity identification, benchmarking, and assessment	2,395	—	2,395	—	2,395	—
Proxy contest, Stockholder litigation, Settlement agreement, Strategic review, and Centuri spin	3,669	24,311	5,397	28,105	17,502	32,606
Income tax effect of adjustment above (1)	(1,562)	(6,576)	(8,822)	(9,733)	(121,730)	(19,572)
Adjusted net income applicable to Southwest Gas Holdings	$33,777	$15,733	$149,700	$121,906	$224,394	$215,736

Weighted average shares - diluted	71,722	67,045	70,072	64,041	68,542	62,157

Earnings (loss) per share:
Diluted earnings (loss) per share	$0.40	$(0.10)	$1.07	$1.40	$(3.18)	$2.38
Adjusted consolidated earnings per diluted share	$0.47	$0.23	$2.14	$1.90	$3.27	$3.47

(1) Calculated using the Company’s blended statutory tax rate of 24%, except for items pertaining to the Utility Infrastructure Services segment which was calculated using a blended statutory tax rate of 25% and Goodwill impairment which was calculated using an effective tax rate of ~23%. Certain Settlement agreement costs are non-deductible for tax purposes, in addition to a component of the impairment loss that is a permanent item without tax basis thereby lowering tax benefit by $11.2 million.
(2) The information for 2023 reflects activity from January 1, 2023 to February 13, 2023 (the last full day of ownership).
(3) Amount includes approximately $1.9 million during the six months ended June 30, 2023 in administrative expenses incurred related to the sale of MountainWest, which were not part of the loss on sale overall.
Reconciliation of non-GAAP financial measures of EBITDA and Adjusted EBITDA and their comparable GAAP measures of Net income. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s June 30, 2023 Form 10-Q.
Amounts in thousands, except per share amounts

	Twelve Months Ended June 30,
	2023	2022
Reconciliation of Net income to non-GAAP measure of EBITDA
Net income applicable to Utility Infrastructure Services (GAAP)	$27,756	$7,418
Plus:
Net interest deductions	84,543	41,474
Income tax expense	17,024	7,941
Depreciation and amortization	153,608	144,157
EBITDA applicable to Utility Infrastructure Services (Non-GAAP)	282,931	200,990
Plus:
Write-off of deferred financing fees	—	673
Acquisition costs	—	13,000
Strategic review costs, including Centuri spin	833	2,248
Non-cash share-based compensation expense	818	2,407
Adjusted EBITDA applicable to Utility Infrastructure Services (Non-GAAP)	$284,582	$219,318

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022	2023	2022
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$19,120	$(2,266)	$153,816	$109,529	$198,667	$166,536
Contribution to net income (loss) - utility infrastructure services	18,818	4,741	6,946	(18,745)	27,756	7,418
Contribution to net income (loss) - pipeline and storage	—	15,076	(16,288)	32,006	(332,027)	32,006
Corporate and administrative	(9,060)	(24,126)	(69,685)	(33,187)	(112,500)	(57,990)
Net income (loss)	$28,878	$(6,575)	$74,789	$89,603	$(218,104)	$147,970

Basic earnings (loss) per share	$0.40	$(0.10)	$1.07	$1.40	$(3.18)	$2.39
Diluted earnings (loss) per share	$0.40	$(0.10)	$1.07	$1.40	$(3.18)	$2.38

Weighted average common shares	71,536	67,045	69,901	63,909	68,542	62,022
Weighted average diluted shares	71,722	67,045	70,072	64,041	68,542	62,157

Results of Natural Gas Distribution
Regulated operations revenues	$487,866	$377,942	$1,402,745	$1,054,481	$2,283,333	$1,761,543
Net cost of gas sold	231,053	146,654	732,222	443,775	1,077,663	642,165
Operating margin	256,813	231,288	670,523	610,706	1,205,670	1,119,378
Operations and maintenance expense	124,731	127,811	255,919	247,447	500,400	476,725
Depreciation and amortization	74,845	55,930	149,495	128,044	284,494	255,113
Taxes other than income taxes	21,604	20,098	44,344	41,750	85,791	82,068
Operating income	35,633	27,449	220,765	193,465	334,985	305,472
Other income (deductions)	18,742	(3,433)	37,185	(2,118)	32,419	(6,062)
Net interest deductions	37,104	28,633	75,726	55,243	136,363	106,462
Income (loss) before income taxes	17,271	(4,617)	182,224	136,104	231,041	192,948
Income tax expense (benefit)	(1,849)	(2,351)	28,408	26,575	32,374	26,412
Contribution to net income (loss) - natural gas distribution	$19,120	$(2,266)	$153,816	$109,529	$198,667	$166,536

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022	2023	2022
Results of Utility Infrastructure Services
Utility infrastructure services revenues	$805,779	$706,090	$1,459,072	$1,229,967	$2,989,432	$2,496,028
Operating expenses:
Utility infrastructure services expenses	715,717	646,193	1,319,397	1,149,425	2,699,290	2,290,638
Depreciation and amortization	36,860	38,863	74,730	76,475	153,608	144,157
Operating income	53,202	21,034	64,945	4,067	136,534	61,233
Other income (deductions)	883	(147)	203	(633)	(51)	682
Net interest deductions	24,525	12,598	46,901	23,729	84,543	41,474
Income (loss) before income taxes	29,560	8,289	18,247	(20,295)	51,940	20,441
Income tax expense (benefit)	9,361	3,054	8,181	(3,116)	17,024	7,941
Net income (loss)	20,199	5,235	10,066	(17,179)	34,916	12,500
Net income attributable to noncontrolling interests	1,381	494	3,120	1,566	7,160	5,082
Contribution to consolidated results attributable to Centuri	$18,818	$4,741	$6,946	$(18,745)	$27,756	$7,418

FINANCIAL STATISTICS
Market value to book value per share at quarter end		139%
Twelve months to date return on equity	-- total company	(6.6)%
	-- gas segment	7.3%
Common stock dividend yield at quarter end		3.9%
Customer to employee ratio at quarter end (gas segment)		939 to 1

GAS DISTRIBUTION SEGMENT
	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona	$2,607,568	6.73%	9.30%
Southern Nevada	1,535,593	6.30	9.40
Northern Nevada	174,965	6.56	9.40
Southern California	285,691	7.11	10.00
Northern California	92,983	7.44	10.00
South Lake Tahoe	56,818	7.44	10.00
Great Basin Gas Transmission Company (1)	135,460	8.30	11.80
(1) Estimated amounts based on 2019/2020 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	Six Months Ended June 30,		Twelve Months Ended June 30,
(In dekatherms)	2023	2022	2023	2022
Residential	62,078,658	52,249,416	91,221,136	75,873,167
Small commercial	21,951,575	19,812,618	35,637,746	32,152,624
Large commercial	5,800,396	5,264,251	10,540,621	9,657,367
Industrial / Other	3,277,448	2,284,061	5,998,108	5,129,961
Transportation	41,660,804	44,594,511	89,585,027	93,157,967
Total system throughput	134,768,881	124,204,857	232,982,638	215,971,086

HEATING DEGREE DAY COMPARISON
Actual	1,548	1,207	2,173	1,599
Ten-year average	1,172	1,151	1,664	1,625
Heating degree days for prior periods have been recalculated using the current period customer mix.